UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2015

Constant Contact, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33707	04-3285398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2015, the Board of Directors (the “Board”) of Constant Contact, Inc. (the “Company”) elected Julie M. B. Bradley and Lisa Weinstein to serve as Class I directors of the Company from July 1, 2015 until the annual meeting of stockholders of the Company to be held in 2017 and thereafter until each of their respective successors is duly elected and qualified. The Board also appointed Ms. Bradley to serve as a member of the Board’s Audit Committee and appointed Ms. Weinstein to serve as a member of the Board’s Nominating and Corporate Governance Committee.

Ms. Bradley has served as the Chief Financial Officer of TripAdvisor, Inc., an online travel planning site, since October 2011. She previously served as the Chief Financial Officer of Art Technology Group, Inc., an e-commerce software company, from 2005 to 2011, the Vice President of Finance for Akamai Technologies, Inc., from 2000 to 2005 and an accountant at Deloitte & Touche LLP from 1993 to 2000. Ms. Bradley has served on the board of directors of Wayfair Inc. since September 2012 and previously served on the board of directors of ExactTarget, Inc. from September 2012 to July 2013. Ms. Bradley received a B.A. degree from Wheaton College.

Ms. Weinstein has served as the President of Global Digital, Data & Analytics for Starcom MediaVest Group, a media communications and marketing services company, since January 2011. Prior to joining Starcom MediaVest Group, she served as managing partner and director of Mindshare Chicago from 2007 to 2010. Ms. Weinstein received a B.A. degree from Indiana University Bloomington.

Mses. Bradley and Weinstein were recommended to the Board by the Nominating and Corporate Governance Committee, in accordance with the provisions of its charter. There are no arrangements or understandings between either of Ms. Bradley or Ms. Weinstein and any other person pursuant to which either of Ms. Bradley or Ms. Weinstein was elected as a director. There are no transactions in which either of Ms. Bradley or Ms. Weinstein has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s director compensation policy, each of Mses. Bradley and Weinstein will receive an annual retainer of $35,000 for service as a director and reimbursement for out-of-pocket expenses incurred in connection with attending Board meetings. Additionally, Ms. Bradley will receive an additional annual fee of $7,500 for service on the Audit Committee and reimbursement for out-of-pocket expenses incurred in connection with attending Audit Committee meetings, and Ms. Weinstein will receive an additional annual fee of $2,500 for service on the Nominating and Corporate Governance Committee and reimbursement for out-of-pocket expenses incurred in connection with attending Nominating and Corporate Governance Committee meetings. In accordance with the Company’s amended and restated 2011 stock incentive plan, the Compensation Committee of the Board has granted to each of Mses. Bradley and Weinstein a restricted stock unit award (“RSU”) with a value of $120,000. These RSU grants, which will become effective on July 1, 2015 when Mses. Bradley and Weinstein formally join the Board, will vest over a three-year period, with 33.33% of the RSUs vesting on each anniversary of the date they joined the Board, subject to their respective continued service as directors. The actual share amounts of the RSUs will be determined based on the closing price of the Company’s common stock on the NASDAQ Global Select Market on July 1, 2015.

In connection with Mses. Bradley and Weinstein’s election to serve as Class I directors and Thomas Anderson’s resignation from the Board effective June 30, 2015, which was previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2014, the Board increased the number of directors constituting the full Board from seven to eight, by the addition of one Class I director such that the full Board comprises three Class I directors, two Class II directors, and three Class III directors.

The full text of the press release issued by the Company on June 4, 2015 in connection with Mses. Bradley and Weinstein’s election as directors of the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on June 2, 2015 (the “2015 Annual Meeting”), there were 30,563,142 shares of the Company’s common stock represented in person or by proxy, constituting 94.98% of the shares of the Company’s common stock issued and outstanding and entitled to vote at the 2015 Annual Meeting, and the Company’s stockholders voted upon the following proposals:

1. The following nominees were elected to the Board as Class II directors for terms expiring at the 2018 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
John Campbell	27,746,675	699,559	2,116,908
Daniel T. H. Nye	28,183,158	263,076	2,116,908

Following the annual meeting, Robert P. Badavas, Gail F. Goodman and William S. Kaiser, having terms expiring in 2016, and Jay Herratti, having a term expiring in 2017, continue as directors of the Company. Thomas Anderson also continues as a Class I director of the Company until June 30, 2015 when his resignation from the Board is effective.

2. The selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015 was ratified.

For:	30,510,957
Against:	43,799
Abstain:	8,386

3. A non-binding, advisory vote on the compensation of the Company’s named executive officers was approved.

For:	27,365,472
Against:	1,062,595
Abstain:	18,167
Broker Non-Votes:	2,116,908

Item 8.01.	Other Events.

Repurchase Program

On June 4, 2015, the Company issued a press release announcing that the Board has authorized the repurchase of up to $50 million of its common stock through July 1, 2016 (the “Repurchase Program”). Under the authorization, the Company can repurchase shares in the open market, which may include the use of 10b5-1 trading plans, or through privately negotiated transactions. The timing and amount of repurchases, if any, will depend upon several factors, including market and business conditions. Share repurchases may be suspended or discontinued at any time. The Company intends to fund the Repurchase Program from its cash and cash equivalents. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference with respect to the Repurchase Program only.

10b5-1 Plans

During May and early June 2015, while it was permissible under the applicable securities laws for executive officers of the Company to purchase and sell securities of the Company, the following executive officers entered into binding trading plans (the “10b5-1 Plans”):

Name	Title	Maximum number of shares of common stock that may be sold under 10b5-1 Plan	Time period during which sales may occur under 10b5-1 Plan
Ellen M. Brezniak	Senior Vice President, Customer Operations	41,000	8/14/2015 - 12/31/2015
Christopher M. Litster	Senior Vice President, Sales and Marketing	48,235	9/1/2015 – 12/31/2015
Robert P. Nault	Senior Vice President, General Counsel and Secretary	12,500	8/11/2015 - 2/29/2016
Robert D. Nicoson	Senior Vice President and Chief Human Resources Officer	95,438	8/5/2015 – 5/5/2016

Pursuant to the 10b5-1 Plans, certain shares of the Company’s common stock held by such individuals will be sold on a periodic basis without further direction from the individual in accordance with the terms and conditions set forth in the applicable 10b5-1 Plan, which in all cases include minimum sale price thresholds. Under the Company’s insider trading policy, trades will not occur under the 10b5-1 Plans until at least 90 days after the execution date of the applicable 10b5-1 Plan. Each of the 10b5-1 Plans is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Transactions made pursuant to the 10b5-1 Plans will be disclosed publicly through Form 144 and Form 4 filings with the SEC. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 plans of the Company’s officers or directors, nor to report modifications or terminations of such plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.

Date: June 4, 2015	By:	/s/ Robert P. Nault
Robert P. Nault

Senior Vice President and General Counsel